Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Atossa Genetics Inc. of our report dated March 26, 2014 relating to the consolidated financial statements as of and for the year ended December 31, 2013 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ KCCW Accountancy Corp.

KCCW Accountancy Corp.

Diamond Bar, California

November 25, 2015